Exhibit 10.4

Type:	Time-Based Option
Name:	[●]
Number of Units Subject to Option:	[●]
Price Per Unit:	$[●]
Date of Grant:	[●]
Vesting Commencement Date:	[●]

Advance Holdings, LLC
2013 Equity Incentive Plan

THIS OPTION AND ANY SECURITIES ISSUED UPON EXERCISE OF THIS OPTION ARE SUBJECT TO RESTRICTIONS ON VOTING AND TRANSFER AND REQUIREMENTS OF SALE AND OTHER PROVISIONS AS SET FORTH IN THE PLAN, the LLC Agreement AND HEREIN.

Non-statutory Time-Based Option Agreement

This agreement (the “Agreement”) evidences an option granted by Advance Holdings, LLC (the “Company”) to the undersigned (the “Optionee”), pursuant to and subject to the terms of the 2013 Advance Holdings, LLC Equity Incentive Plan (the “Plan”), which is incorporated herein by reference.

1.Grant of Option.  The Company grants to the Optionee on the date set forth above (the “Date of Grant”) an option (the “Option”) to purchase, on the terms provided herein and in the Plan (including, without limitation, the exercise provisions in Section 6(b) of the Plan), the number of Class A Units of the Company set forth above (the “Units”) with an exercise price per Unit as set forth above, in each case subject to adjustment pursuant to Section 7 of the Plan in respect of transactions occurring after the date hereof.

The Option evidenced by this Agreement is granted to the Optionee in connection with the Optionee’s provision of services to the Company and its subsidiaries.

2.Meaning of Certain Terms.  Except as otherwise defined herein, all capitalized terms used herein have the same meaning as in the Plan.  The following terms have the following meanings:

(a)

“Company Sale” means either (i) the sale of all or substantially all of the Company and its Subsidiaries’ assets, taken as a whole, or (ii) any other transaction, whether by sale of Class A Units, sale of assets, merger, recapitalization, reorganization or otherwise, pursuant to which one or more persons shall directly or indirectly own 50% or more of the voting Class A Units, in each case in a single transaction or series of related transactions.

3.Vesting; Method of Exercise; Treatment of the Option Upon Cessation of Employment; Repurchase Rights.

(a)

Generally.  The term “vest” means to become exercisable and the term “vested” as applied to any outstanding Option means that that portion of the Option is then exercisable, subject in each case to the terms of the Plan.   Unless earlier terminated, relinquished or expired, the Option will vest 20% annually on the anniversary of the Vesting Commencement Date so that the Option shall be 100% vested on the fifth anniversary of the Vesting Commencement Date; provided, that, the Option will cease to vest upon cessation of the Optionee’s Employment or services relationship.

(b)

Company Sale.  Notwithstanding anything to the contrary set forth in clause (a) above, 100% of any Option granted hereby shall be vested, regardless of the degree to which such Option was otherwise then vested (i.e. if an Option is otherwise vested 20%, it shall become vested 100%) upon consummation of a Company Sale.

(c)

Exercise of the Option.  No portion of the Option may be exercised until such portion vests.  Each election to exercise any vested portion of the Option will be subject to the terms and conditions of the Plan.  The latest date on which the Option or any portion of the Option may be exercised will be the 10th anniversary of the Date of Grant (the “Final Exercise Date”) and if not exercised by such date the Option or any remaining portion of the Option will thereupon automatically and immediately terminate.

4.Plan; LLC Agreement.  This Option is granted subject to all of the terms and conditions of the Plan, and the Company’s limited liability company agreement, including the repurchase rights in favor of the Company set forth in Section 6(a)(4)(B) of the Plan, copies of which have been provided to the Optionee.

5.Conditions Of Exercise. It is a condition to the exercise of the Option that the Participant execute and be bound by all terms and conditions of the LLC Agreement.

6.Legends, Etc.  Units issued upon exercise of the Option may bear such legends as may be required by the Company.

7.Transfer of Option. The Option may not be transferred except as expressly permitted under Section 6(a)(3) of the Plan.

8.Withholding.  The exercise of the Option will give rise to “wages” subject to withholding.  The Optionee expressly acknowledges and agrees that the Optionee’s rights hereunder, including the right to be issued Units upon exercise, are subject to the Optionee promptly paying to the Company in cash (or by such other means as may be acceptable to the Administrator in its discretion) all taxes required to be withheld.  No Units may be transferred pursuant to the exercise of this Option unless and until the person exercising this Option has remitted to the Company an amount sufficient to satisfy any federal, state, or local withholding tax requirements, or has made other arrangements satisfactory to the Company with respect to such taxes.  The Optionee also authorizes the Company and its subsidiaries to withhold such amount from any amounts otherwise owed to the Optionee.

9.Effect on Employment.  Neither the grant of the Option, nor the issuance of Units upon exercise of the Option, give the Optionee any right to be retained in the employ of the Company or any of its Affiliates.

By acceptance of the Option, the undersigned agrees hereby to become a party to this Option agreement, and be bound by the terms of this Option Agreement and the Plan.

Executed as of the _____ day of _______________, 20___.

Company:	ADVANCE HOLDINGS, LLC

By:
Name:
Title:

Optionee:
Name:

Address: